Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-88012, 333-41871, 333-62380, 333-75263, 333-136400, 333-217657, 333-255811) on Form S-8 of Maximus, Inc. of our report dated April 14, 2021, related to our audit of the consolidated financial statements of VES Group, Inc. and Subsidiaries as of and for the years ended December 31, 2020 and 2019, included in this Current Report on Form 8-K/A.

/s/ UHY LLP
Sterling Heights, Michigan
July 30, 2021